UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2020 diamedica therapeutics inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 312-6755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01     Entry into a Material Definitive Agreement.

On February 11, 2020, DiaMedica Therapeutics Inc. (Company) entered into an underwriting agreement (Underwriting Agreement) with Craig-Hallum Capital Group LLC as sole managing underwriter (Underwriter) in connection with a registered firm commitment underwritten public offering (Offering) of 2,125,000 shares of its voting common shares, no par value per share (Shares). Subject to the terms and conditions of the Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, an aggregate of 2,125,000 Shares at a price of $3.72 per share, and the price to the public was $4.00 per Share. The Offering closed on February 13, 2020.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-235775), which became effective on January 9, 2020, and a related prospectus supplement filed with the United States Securities and Exchange Commission on February 11, 2020. The Company expects the net proceeds from the sale of the Shares to be approximately $7.7 million, after deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering to continue its clinical and product development activities and for other working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties, agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the United States Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement.

The foregoing summary description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Pushor Mitchell LLP relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this report.

Item 7.01     Regulation FD Disclosure.

On February 11, 2020, the Company issued a press release announcing the pricing of the Shares in the Offering. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 11, 2020, by and between DiaMedica Therapeutics Inc. and Craig-Hallum Capital Group LLC (filed herewith)
5.1	Opinion of Pushor Mitchell LLP (filed herewith)
23.1	Consent of Pushor Mitchell LLP (included in Exhibit 5.1)
99.1	Press Release dated February 11, 2020 announcing pricing of offering (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: February 13, 2020